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                                                                    EXHIBIT 99.1

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of
 Infonet Services Corporation
El Segundo, California

     We have audited the consolidated financial statements of Infonet Services Corporation and its subsidiaries as of March 31, 2001 and 2002, and for each of the three years in the period ended March 31, 2002, and have issued our report thereon dated June 10, 2002 (included elsewhere in this Annual Report on Form 10-K). Our audits also included the financial statement schedule listed in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Los Angeles, California
June 10, 2002

                                                                     SCHEDULE II

                 INFONET SERVICES CORPORATION AND SUBSIDIARIES

            VALUATION AND QUALIFYING ACCOUNTS (DOLLARS IN THOUSANDS)

                         BALANCE AT     CHARGED TO      CHARGED                      BALANCE AT
                         BEGINNING      COSTS AND       TO OTHER                       END OF
DESCRIPTION              OF PERIOD      EXPENSES        ACCOUNTS      DEDUCTIONS       PERIOD
-----------              ---------      ----------      --------      ----------     ----------
Allowances for doubtful
 accounts and customer
 credits
 2000..................    3,876          1,381          3,128          21               8,364
 2001..................    8,364          2,282          3,296          87              13,855
 2002..................   13,855            759            436         120              14,930